As filed with the Securities and Exchange Commission on December 21, 2020.

Registration No. 333-248303

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1

REGISTRATION STATEMENT
Under
The Securities Act of 1933

ASANA, INC.

(Exact name of registrant as specified in its charter)

Delaware	**7372**	**26-3912448**
(State or other jurisdiction of incorporation or organization)	**(Primary standard industrial code number)**	**(I.R.S. employer identification no.)**

1550 Bryant Street, Suite 200
San Francisco, CA 94103
(415) 525-3888
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Dustin Moskovitz
President, Chief Executive Officer, and Chair
Asana, Inc.
1550 Bryant Street, Suite 200
San Francisco, CA 94103
(415) 525-3888
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David J. Segre, Esq. **Jon C. Avina, Esq.** **Calise Y. Cheng, Esq.** **Cooley LLP** **3175 Hanover Street** **Palo Alto, CA 94304** **(650) 843-5000**	**Stephen J. Venuto, Esq.** **William L. Hughes, Esq.** **Niki Fang, Esq.** **Orrick, Herrington & Sutcliffe LLP** **1000 Marsh Road** **Menlo Park, CA 94025** **(650) 614-7400**	**Eleanor Lacey, Esq.** **General Counsel and Corporate Secretary** **Asana, Inc.** **1550 Bryant Street, Suite 200** **San Francisco, CA 94103** **(415) 525-3888**

Approximate date of commencement of proposed sale to the public: Not Applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES On August 24, 2020, Asana, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (File No. 333-248303), which was originally declared effective by the SEC on September 21, 2020 (the “Registration Statement”). The Registration Statement registered the resale of 30,030,516 shares of Class A common stock of the Company by the registered stockholders identified in the prospectus included in the Registration Statement. As disclosed in the Registration Statement, the Company intended to maintain the effectiveness of the Registration Statement for 90 days. Such 90-day period has lapsed, during which the Company has been subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended. Accordingly, the “current public information” requirements of Rule 144 under the Securities Act of 1933, as amended, have been satisfied as of the date hereof and, subject to compliance with the other provisions of Rule 144, the registered stockholders may be able to sell their shares pursuant to Rule 144. In accordance with an undertaking made by the Company in the Registration Statement to remove by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold under the Registration Statement.

SIGNATURES Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on December 21, 2020. ASANA, INC. By: /s/ Eleanor Lacey Eleanor Lacey General Counsel and Corporate Secretary